UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement

UNDER THE SECURITIES ACT OF 1933

FISION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-53929	27-2205792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 First Avenue North, Suite 620

Minneapolis, Minnesota 55401

(612) 927-3700

(Address of principal executive offices and ZIP Code)

2016 Equity Incentive Plan

(Full Title of the Plan)

Michael Brown

Chief Executive Officer

FISION CORPORATION

430 First Avenue North, Suite 620

Minneapolis, MN 55401

(612) 927-3700

(Name, address, telephone number, including area code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, as defined in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $.0001 par value	3,750,000	$.65	$2,437,500	$245.46

_________________

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers such additional and indeterminate number of shares of common stock, par value $.000l per share ("Common Stock"), of FISION Corporation that become issuable under its 2016 Equity Incentive Plan (the "2016 Plan") relating to adjustments for changes resulting from a stock dividend, stock split or similar changes.

(2)

The Company is filing this Registration Statement to register (i) 2,500,000 shares of Common Stock reserved for issuance under the 2016 Plan, and (ii) an aggregate of 1,250,000 shares for reoffers by participants who received awards granted under the 2016 Plan, including 600,000 shares issued to the two principal executive officers of the Company as set forth in the Reoffer Prospectus contained in this Registration Statement.

(3)

Estimated in accordance with Rule 457 under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $.65 per share represents the recent price paid by investors in a private placement of the Company.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by FISION Corporation (the "Company" or the "Registrant") to register:

(i) 2,500,000 shares of Common Stock reserved for issuance with respect to awards granted under the Company's 2016 Plan; and

(ii) 1,250,000 shares of Common Stock incident to any reoffers by participants who have been granted awards under the 2016 Plan, including 375,000 shares being issued to Michael Brown, Chief Executive Officer of the Company, and 225,000 shares being issued to Garry Lowenthal, Executive Vice President/Chief Financial Officer of the Company.

This Registration Statement includes a "Reoffer Prospectus" prepared in accordance with the general instructions of Form S-8 regarding control securities. This Reoffer Prospectus may be used for the reoffering and resale of shares of Common Stock by our two principal executive officers of the Company as Selling Stockholders, which shares may be deemed to be "control securities" under the Securities Act of 1933, as amended ("Securities Act"). The number of shares of Common Stock included in the Reoffer Prospectus represents shares being issued to the Selling Stockholders pursuant to awards granted to them under the 2016 Plan, but does not necessarily represent a present intention to sell any or all such shares of Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing such information will be delivered to participants in the 2016 Plan as required by Rule 428(b)(1).

REOFFER PROSPECTUS

FISION CORPORATION

600,000 Shares of Common Stock

Offered by Selling Stockholders

_______________

Our two principal executive officers, who are named in this prospectus as the "Selling Stockholders", may offer and sell from time to time, for their own accounts, up to an aggregate of 600,000 shares of our Common Stock, par value $.0001 per share (the "Shares"), granted and awarded to them under our Fision Corporation 2016 Equity Incentive Plan (the "Plan").

The Shares constitute control securities under the Securities Act of 1933, as amended (the "Securities Act"). This prospectus has been prepared for the purpose of registering the Shares under the Securities Act for future sales by the Selling Stockholders, on a continuous or delayed basis, to the public without restriction. The Selling Stockholders may offer for sale or sell the Shares in varying amounts through public or private transactions at prevailing market prices when available or at privately negotiated prices. In connection with such sales, the Selling Stockholders and any participating brokers or dealers may be deemed to be underwriters within the meaning of the Securities Act, and any commission they receive and the proceeds of any sale of the Shares may be deemed to include or to be underwriting discounts and commissions under the Securities Act.

We will not receive any of the proceeds from any sale of the Shares by the Selling Stockholders. We cannot predict when or in what amounts the Selling Stockholders may sell any of the Shares offered by this prospectus.

Our Common Stock has never been quoted or traded in any public market. We currently are in the process of obtaining a sponsoring FINRA broker in order to provide for our Common Stock to be quoted for public trading on a recognized over-the-counter (OTC) market. Assuming our common stock becomes eligible to trade publicly, thereafter the Shares may be offered by the Selling Stockholders in such OTC public market. There is no assurance, however, that our Common Stock will become eligible for public trading.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" in the documents that are incorporated by reference into this prospectus. See "Risk Factors" on page S-9 of this prospectus.

_______________

Neither the U.S. Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_______________

The date of this Prospectus is March 30, 2016

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date hereof. Additionally, any information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed materially since that date.

As used in this prospectus, the terms "we", "our", "us", "the Company", and "Fision" refer to FISION Corporation, a Delaware corporation, and its wholly-owned subsidiary Fision Holdings, Inc, a Minnesota corporation.

About This Prospectus

This prospectus contains important information you should know before investing in securities of the Company, including information about the Company and the securities being offered. You should carefully read this prospectus, as well as the additional information contained in the documents described under the following sections titled "Where You Can Find More Information" and "Incorporation of Certain Information By Reference", and in particular the periodic and current reporting documents we file with the Securities and Exchange Commission (the "SEC"). We have not authorized any other person to provide you with different information, and if anyone provides you with different or inconsistent information, you should not rely on such information provided by another person. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus or any documents we incorporate by reference is accurate as of any date other than the date of these documents.

Where You Can Find More Information

We have filed with the SEC a Registration Statement on Form S-8 under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and its exhibits. For further information with respect to the Company and the securities being offered hereby, you should read the registration statement, including its exhibits. Statements contained in this prospectus, including documents we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete and, with respect to any contract or other document filed as an exhibit to the registration statement, each such statement is qualified in all respects by reference to the entire corresponding exhibit. You should review the complete document in order to effectively evaluate these statements. You may obtain copies of the registration statement and its exhibits through the SEC's EDGAR database website, or at the offices of the SEC, where they may be examined without charge at the Public Reference Room (at the address listed below) or obtained upon payment of the prescribed fees.

We file annual, quarterly and current reports and other documents with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The SEC maintains a website that contains periodic and current reports, proxy and information statements, and other information regarding issuers, including the Company, that are required to file electronically with the SEC and are commonly known as "reporting companies." You may obtain reports and other documents that we file with the SEC at www.sec.gov, or read and copy them at the SEC's Public Reference Room at 100 F Street NE, Washington,DC 20549 (information on operation of the Public Reference Room is available by calling the SEC at 1-800-SEC-0330).

S-1

INCORPORATION OF INFORMATION BY REFERENCE

SEC rules permit us to incorporate information in this prospectus by reference, which means that we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, except for information superseded by information contained in this prospectus itself or in any subsequently filed incorporated report or document. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These reports and documents contain important information about the Company and its business and financial condition.

(1)

The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended May 31, 2015 (filed with the SEC on December 7, 2015), August 31, 2015 (filed with the SEC on December 7, 2015) and November 30, 2015 (filed with the SEC on January 15, 2016).

(2)	The Company's Current Report on Form 8-K dated January 19, 2016 (filed with the SEC on January 19, 2016).

(3)	The Company's Current Report on Form 8-K dated December 28, 2015 (filed with the SEC on January 4, 2016).

(4)	The Company's Current Report on Form 8-K dated December 7, 2015 (filed with the SEC on December 10, 2015).

(5)	The description of Common Stock of the Company contained in its Current Report on Form 8-K dated December 28, 2015 (filed with the SEC on January 4, 2016).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated in this prospectus by reference, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from us without charge, excluding exhibits, and prospective investors may obtain such documents from us by requesting them in writing or by telephone at our executive offices at:

Fision Corporation

430 First Avenue North, Suite 620

Minneapolis, MN 55401

(612) 927-3700

S-2

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. From time to time, we may publish forward-looking statements regarding matters such as anticipated financial performance, business prospects, technological developments, new products, marketing or customer matters, or other aspects of our present and future business operations.

These forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. While it is impossible to identify or predict all such matters, material differences may result from, among other things, the inherent uncertainty of the timing and success of our development activities, the risk that marketing of our products will not achieve the necessary market acceptance and number of customers to result in profitability, the risk that products from competitors will reduce the commercial potential of our products, our future inability to raise working and development capital as needed from time to time, the risk that our current and pending patent protection for our products will be ineffective, our inability to obtain or retain experienced and skilled management, marketing and software personnel as needed to support our anticipated future growth, the competitive climate of our industry, and any material changes in general economic or regulatory conditions.

Generally, you can identify forward-looking statements regarding our expectations by terminology such as "expect," "anticipate," "estimate," "plan," "believe," "could," "may," "intend," "project, "will," and similar words or their negative form. These forward-looking statements are only predictions and actual events or results may differ materially. Although we believe our expectations are based on reasonable assumptions based on our current knowledge of our industry and our business and operations, we cannot assure that actual results will not differ materially from our expectations. In evaluating our forward-looking statements, you should specifically consider the various and many risk factors we face now and in the future, including those referred to and incorporated into this prospectus, and particularly those outlined under the heading "Risk Factors" contained in our Current Report on Form 8-K dated December 28, 2015 and filed with the SEC on January 4, 2016.

We operate and conduct business in a highly competitive and rapidly changing industry, and our business is still in its early stages of development. Accordingly, we believe new and different risks will emerge from time to time, and also the nature and effect of existing risks will most likely change. It is impossible for us to predict all risk factors or changes thereto as they occur, or to assess the extent to which each risk factor or combination of risk factors may cause our results to differ materially from those predicted in our forward-looking statements.

Our forward-looking statements speak and represent our estimates and assumptions only as of the date they are made. We do not have or undertake any procedure or policy of up-dating or revising any of our forward-looking statements, and we assume no obligation to do so as a result of new information or future events or developments.

You should carefully read this prospectus, together with the information incorporated into this prospectus by reference, and with a clear understanding that our actual future results over time may differ materially from those expressed or implied in our forward-looking statements.

S-3

PROSPECTUS SUMMARY

This prospectus is part of a registration statement that we filed with the SEC. In this prospectus, we have provided to you a general description of the Selling Stockholders and the distribution of the Shares. To the extent there is a conflict between the information contained in this prospectus and any of our subsequent filings with the SEC, the information in the document having the later date shall modify or supersede information in the earlier document.

The Offering

Shares to be Registered for Sale by Selling Stockholders	600,000 shares of Common Stock.

Common Shares Outstanding as of Date of Prospectus	30,782,521 shares.

Use of Proceeds	We will not receive any proceeds from the sale of the Shares by Selling Stockholders.

Market	Currently there is no public market for the Shares. The Company is in the process of making the Shares eligible to trade publicly on an over-the-counter (OTC) market.

Risk Factors

The Shares offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" on page S-9 of this prospectus.

The Company

Background - The Company was incorporated in Delaware in 2010 under the name DE Acquisition 6, Inc. The Company had no active business operations until December 2015 when it merged with Fision Holdings, Inc., an operating Minnesota corporation which is now our wholly-owned subsidiary. Preceding this merger, we changed our corporate name in Delaware to FISION Corporation. Prior to this merger, there were no material relationships that existed between the officers, directors and affiliates of FISION Corporation, the parent Delaware corporation, and the officers, directors and affiliates of Fision Holdings, Inc., now our wholly-owned Minnesota subsidiary corporation. This merger closed and became effective on December 28, 2015.

At the effective time of the Merger, each common share of Fision Holdings, Inc., the Minnesota corporation, was converted automatically into one share of common stock of FISION Corporation, the Delaware corporation. In addition, all pre-merger outstanding derivative securities of the Minnesota corporation that were exercisable, convertible or exchangeable into its common stock were exchanged automatically for similar derivative securities of the Delaware corporation based upon equivalent share amounts, exercise or conversion prices, and other terms as existed under the pre-merger derivative securities of the Minnesota corporation.

S-4

As a result of this merger, pre-merger shareholders plus pre-merger holders of derivative securities of the Delaware corporation now own less than five percent (5%) of our total post-merger outstanding common stock plus reserved common stock for derivative securities. Also effective with the closing of this merger, the former sole officer and sole director of the Delaware corporation resigned from all management positions, and the following persons were appointed to serve for the parent FISION Corporation immediately in the following capacities:

Name	Position
Michael Brown	Chief Executive Officer (CEO), Board Chairman, and Director
Garry Lowenthal	Executive Vice President, Chief Financial Officer (CFO) and Director

Messrs. Brown and Lowenthal formerly held and currently hold the same management positions with our operating subsidiary Minnesota corporation.

This merger did not involve a public offering of our securities, and accordingly our common stock and derivative securities issued or to be issued incident to this merger were not registered under the Securities Act in reliance upon an exemption from such registration. Accordingly, these securities may not be offered or sold in the United States absent their registration under applicable securities laws or an applicable exemption from registration requirements.

At the effective time of this merger, (i) a change of control of the Delaware parent corporation occurred, and (ii)the parent Delaware corporation assumed and agreed to carry on and operate the business of the Minnesota corporation as its sole line of business. Following this merger, our Company continued to be a "smaller reporting company" as defined in Regulation S-K of the SEC.

This merger has been accounted for as a "reverse merger" and recapitalization. Accordingly, for financial reporting purposes, our Minnesota subsidiary was the acquirer and the Delaware parent was the acquired company. Consequently, the assets and liabilities and operations reflected in our historical financial statements prior to the merger will be those of our Minnesota subsidiary and will be recorded at their historical cost basis; and the consolidated financial statements after the merger will include assets and liabilities of both the Delaware and Minnesota corporations as well as the post-merger combined historical operations of both corporations.

The tax treatment of this merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as relating to such tax free reorganization exemption.

Business of Company

Our operating Minnesota subsidiary is based in Minneapolis, and was founded and incorporated in Minnesota in 2010 by our current management to develop and create proprietary software solutions to support marketing and sales operations of both private businesses and public entities. Since then, we have developed and successfully commercialized a unique cloud-based software platform which automates and integrates digital marketing assets and marketing communications, and accordingly "bridges the gap" between marketing and sales of an enterprise. We believe that our innovative software platform, proprietary technology, forward-looking strategy, and experienced management have positioned us to become a market leader in the marketing software and sales enablement segment of the rapidly-growing software-as-a-service (SaaS) industry.

S-5

We are a global cloud-based software development and licensing company offering a proprietary software platform to automate many marketing functions in order to promote and improve sales enablement. Our innovative software system is readily scalable to adapt to fast business growth of any customer, regardless of size. Since our founding, we have been engaged primarily in the development of our software platform along with commercializing, servicing and supporting our initial customers. Except for future customary software enhancements and periodic upgrades, the development of our automated marketing platform has been completed.

Our Fision software platform enables our customers to easily and quickly create and implement marketing campaigns to support their sales personnel while still emphasizing, protecting and enhancing their valuable brand assets. Use of our software solutions by our customers reduces substantially the time and cost incurred by them to produce and present marketing and sales campaigns and presentations for specific products or services.

Our proprietary and innovative marketing software enables every member of our customers' marketing and sales teams, by having easy and automated access to all their digital marketing and media assets, to leverage the full power of their distinctive brands and marketing assets in every interaction with their consumers or buyers, while at the same time assuring that central marketing maintains control of the brands and related corporate integrity.

Our current and targeted customer base ranges across diverse industries of all sizes, including banks and other financial institutions, insurance companies, hotels and other hospitality enterprises, healthcare and fitness companies, software and other technology companies, telecommunications companies, and the numerous other companies selling familiar branded products or services.

Fision software provides three major benefits to our customers, which are (i) accelerating their revenues, (ii) improving their marketing and brand effectiveness, and (iii) reducing significantly their marketing and sales costs.

We generate our revenues primarily from software licensing contracts typically having terms of one to three years and requiring monthly subscription fees based on the customer's number of users and locations where used. We have long-term contracts with eighteen (18) customers, and we are engaged in various stages of negotiation with or procurement of a substantial number of additional material customers. The majority of our revenues are recurring, due to the nature of our contracts.

We have licensed our proprietary software platform primarily through direct sales obtained by our management and other direct sales personnel. In late 2014, we also implemented a secondary sales channel utilizing experienced independent national sales agencies, our "channel partners." To date we have entered into three channel partnership arrangements, and we have already realized material revenues from the efforts of these channel partners.

The Fision Platform - Our Fision marketing software centrally collects, stores, prioritizes, organizes, streamlines, integrates and distributes the numerous digital marketing assets of our customers including videos, images, logos and other brand materials, presentations, social content and any other material marketing assets. Using Fision's automated software technology, these digital assets then become readily available for user access as determined by our customers. Our system is designed to allow any corporate marketing department the ability to instantly and seamlessly update its users with the latest digital marketing content and materials, while providing them with a simple, intuitive software interface to quickly find what they need on any digital device, anytime and anywhere. Even customers with extensive global sales networks have the ability to quickly and efficiently create and deliver customized sales campaigns or presentations to selectively targeted consumer audiences while conveying a positive, personalized and consistent brand experience.We believe that the use of our software marketing solutions by our customers results in a substantial increase in their return on investment (ROI) and their profitability.

S-6

Advantages of our Fision platform include the following:

•	Reducing the time and cost to localize marketing content, resulting in shortening the sales cycle for faster speed to market.

•	Responding quickly to changing consumer market conditions.

•	Enhancing the effectiveness of digital distribution to targeted consumers or buyers whether through print, email, mobile, website or social media.

•	Providing autonomy to scattered sales force personnel to enable them to independently and quickly create locally relevant content and launch their own selling campaigns.

•	Distribution of specialized content to selected consumer or buyer groups.

•	Maintaining corporate and brand integrity.

•	Facilitating regulatory compliance.

•	Improving marketing and sales performance analytics.

Our Customers - Our potential customer base is global and virtually unlimited, since our automated marketing software solutions are totally cloud-based and scalable, and provide a multitude of digital tools and solutions which can benefit any company selling products or services, regardless of their size.

We have written licensing agreements with eighteen (18) customers using our marketing software solutions platform. Our customers typically "stick" with us and our Fision platform, and accordingly we have received substantial recurring revenues from them on a consistent basis. Certain key customers have maintained written contracts with us for several years, including Aveda, Renewal by Andersen, PostNet, and the Vitality Group. And during recent years, we have continued to realize revenues from significant new customers, including XRS, Mediaspace, and Flannery Hotels in 2013, Grand Casino, IronPlanet, and Full Circle Group/RAZR in 2014, and Summit Reinsurance, Life Time Fitness, and VitalityHealth/PruHealth in 2015.

S-7

We regard our high percentage of recurring revenues received on a consistent basis to be particularly significant to our marketing strategy which emphasizes long-term relationships with our customers under written contracts. We believe that our ability to realize high recurring revenues is a keystone feature of our business model.

Recent Significant Marketing Developments - Our recent marketing efforts have been very successful with large companies in three different industries. In late 2015 and early 2016, we entered into and closed three important contracts with Capella Education Co., Pekin Insurance Company, and Ariba Inc. We believe these significant new clients will result in a substantial increase in our recurring revenues from our cloud-based Fision software platform in 2016 and beyond. These significant new customers are:

•

Capella Education Co. (Capella) – Capella is a leading nationwide company in the online for-profit education industry and is based in Minneapolis, Minnesota. Through its accredited, nationally-recognized and wholly-owned Capella University, Capella provides numerous online college and post-college education courses and degrees in many fields. Capella is a publicly-traded NASDAQ company with annual revenues in excess of $400 Million.

•

Pekin Insurance Company (Pekin) – Pekin is a leading regional insurance company based in Pekin, Illinois (near Peoria) and primarily serving most Midwestern states, particularly Illinois, Ohio and Indiana. Pekin offers its customers many forms of auto, life, health, and property insurance.

•

Ariba (a SAP company) – Ariba Inc. is a leading worldwide provider of SaaS software technology based in Sunnyvale, California, and offers procurement and contract management software services through its business commerce network. When Ariba was acquired by SAP in 2012, it produced annual revenues of $335 Million.

In addition, our current ongoing commercial negotiations with prospective customers include a considerable number of other potential new clients, and we expect to close material contracts with 5-6 of them in the near future.

Cloud-Based Platform - Since 2011, storage and operation of our software solutions along with the digital marketing assets and related data of our customers have been outsourced by us to take place in the "cloud." Providers of cloud services are typically referred to as "virtual servers" since they provide all digital data storage and software application services to their clients. The cloud-based service provider used by us now and for the past couple years is an established Minneapolis-based company, which offers readily scalable and secure cloud services capable of satisfying any increasing demand or changing circumstances in the needs of our customers or us.

S-8

We regard the hosting of our software applications, the ready digital interface with our customers, and the storage of unlimited customer data, with our cloud provider as being crucial to our operating strategy. Our major savings in expensive computer equipment, high salaried technology personnel, and costly security measures through our use of the cloud is vital to our cost of doing business. In addition, we believe that our highly qualified and experienced cloud provider is more effective in delivering our automated software solutions to our customers than we could perform in any event.

Research and Development – Since inception, the Company has committed substantial financial, personnel and other resources toward research and development efforts and activities related to the integration, commercialization and improvement of our proprietary software and other technologies. Our development activities are conducted both internally from our Minneapolis headquarters facility by our experienced and well-qualified development programmers and software architects, and from outsourced contracts with experienced independent software development companies and individuals. We own considerable servers and other computer equipment located at our Minneapolis facility, which are used by our development personnel to develop and enhance our marketing software platform

Employees – We currently have seven (7) full-time employees, including our Chief Executive Officer, Chief Financial Officer, Senior Vice President of Sales, Controller/Office Manager, Customer Support Specialist, and two Programmer/Developers. None of our employees are subject to a collective bargaining agreement, and we believe that our relations with our employees are good.

Corporate Information

We maintain our executive, sales and marketing offices, as well as our software development spaces and equipment, at 430 First Avenue North, Suite 620, Minneapolis, MN 55401, and our telephone number is (612) 927-3700.

We maintain a website at www.FisionOnline.com, which contains various information about us. None of the information contained in our website is incorporated into this prospectus, and accordingly should not be considered part of this prospectus.

RISK FACTORS

An investment in our Common Stock is speculative in nature and involves a high degree of risk. Accordingly, incident to your evaluating our Company, you should carefully consider the discussion and information regarding the material risks of investing in our securities contained in our filings with the SEC before deciding to purchase our securities. In particular, you should review and take into account the section entitled "Risk Factors" in our Current Report on Form 8-K filed with the SEC on January 4, 2016 (our "Super 8-K" filing).Any of the risks and uncertainties set forth in our SEC filings could materially and adversely affect our business and the value or trading price of our securities.

USE OF PROCEEDS

We will not receive any proceeds from sales of our shares of common stock by the Selling Stockholders.

S-9

SELLING STOCKHOLDERS

This reoffer prospectus refers to up to 600,000 shares of our common stock granted by our Board of Directors to our two principal executive officers represented by a bonus award made to them pursuant to our 2016 Equity Incentive Plan.

The following table sets forth (a) the name and position or positions with the Company of each Sellling Stockholder, (b) the number of our common shares beneficially owned by each Selling Stockholder as of the date of this prospectus, (c) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this prospectus, whether or not either of them has a present intention to do so, and (d) the number of common shares to be beneficially owned by each Selling Stockholder assuming the sale of all shares that may be offered and further assuming no change in the beneficial ownership of each Selling Stockholder after the date of this prospectus. Beneficial ownership of each Selling Stockholder is direct, and each Selling Stockholder has sole voting and investment power to all shares beneficially owned by each of them.

			Shares
	Shares Beneficially	Number of Shares Offered	Beneficially Owned After Resale(2)
Selling Stockholder and Positions With Company	Owned(1)	For resale(2)	Number	Percent(3)
Michael Brown, Chief Executive Officer, Board Chairman and Director	14,402,453	375,000	14,027,453	45.6%

Garry Lowenthal, Executive Vice President, Chief Financial Officer and Director	1,525,758	225,000	1,300,758	4.2%

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(1)	The number of Shares beneficially owned is determined in accordance with Rule 13(d) of the Exchange Act.
(2)

Assumes the sale of all the Shares offered by this prospectus, but does not constitute a commitment to sell any of the Shares. The number of shares actually offered shall be determined from time to time by the Selling Stockholders at their sole discretion.

(3)	Percentage is computed based on 30,782,521 shares of our Common Stock outstanding as of the date of this prospectus.

PLAN OF DISTRIBUTION

The Shares offered and covered by this reoffer prospectus are being registered by us for the account of the Selling Stockholders. The Shares may be sold from time to time directly by or on behalf of the Selling Stockholders in one or more transactions, in privately negotiated transactions, in a public over-the-counter (OTC) market if and when available, or through a combination of such distribution methods. Any such sales may be at market prices prevailing at the time of sale, at prices relating to such prevailing market prices, or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Any brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. The Selling Stockholders will act independently from the Company in making their decisions with respect to the timing, manner and size of each sale.

S-10

In connection with the sale of the Shares, a Selling Stockholder and any participating broker or dealer may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and accordingly will be subject to the prospectus delivery requirements of the Securities Act. Any profits, discounts, commissions or concessions incident to the sale of Shares may be deemed to be underwriting discounts and commissions under the Securities Act.

The Selling Stockholders have informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any underwriter or other person to distribute any of the Shares.

The Company will bear the costs relating to the registration of the Shares to which this prospectus relates. Any commissions, selling expenses or other fees payable to brokers or dealers or any other party in connection with any sale of the Shares will be borne and paid by the Selling Stockholders.

In order to comply with certain state securities laws, if applicable, the shares may be sold only through licensed brokers or dealers. In any event, sales of the Shares must be made by the Selling Stockholders in compliance with all applicable state securities laws and regulations, which in certain states may require registration or qualification for sale unless an applicable exemption is available.

LEGAL MATTERS

The validity of the issuance of Common Stock offered by this prospectus is being passed upon for us by Robert O. Knutson, Attorney at Law, Minneapolis, Minnesota.

EXPERTS

The financial statements incorporated by reference into this prospectus from our Current Report on Form 8-K dated December 28, 2015 and filed with the SEC on January 4, 2016 have been audited by Patrick D. Heyn, CPA, P.A., an independent registered public accounting firm, as stated in his report dated January 4, 2016, which report is incorporated herein by reference. Such financial statements have been so included and incorporated in this prospectus in reliance upon the report of his firm given upon its authority as experts in accounting and auditing.

S-11

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed or to be filed by the Company with the SEC are hereby incorporated by reference into this Registration Statement:

(1) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended May 31, 2015 (filed with the SEC on December 7, 2015), August 31, 2015 (filed with the SEC on December 7, 2015), and November 30, 2015 (filed with the SEC on January 15, 2016).

(2) The Company's Current Report on Form 8-K dated January 19, 2016 (filed with the SEC on January 19, 2016).

(3) The Company's Current Report on Form 8-K dated December 28, 2015 (filed with the SEC on January 4, 2016).

(4) The Company's Current Report on Form 8-K dated December 7, 2015 (filed with the SEC on December 10, 2015).

(5) The description of Common Stock of the Company contained in its Current Report on Form 8-K dated December 28, 2015 (filed with the SEC on January 4, 2016).

All reports and documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the respective dates of filing of such reports and documents . Any such subsequently filed documents along with the documents enumerated above in this Item 3 are referred to as "Incorporated Documents."

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed , except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Officers and Directors.

The Delaware General Corporation Law and our Certificate of Incorporation and bylaws provide that we shall indemnify any of our directors and officers, to the fullest extent permitted by Delaware law, who was or is a party, or is threatened to be made a party, to any completed, pending or threatened civil, criminal, administrative, or investigative lawsuit or other legal proceeding by reason of the fact that the person is or was a director or officer of the Company. This indemnification includes expenses including attorneys' fees, judgments, fines and any settlement amounts actually and reasonably incurred in the matter if the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action, the director or officer had no reasonable cause to believe his conduct was unlawful.

Our bylaws also permit us to purchase and maintain insurance covering any person who is or was a director or officer of the Company for any liability arising out of any conduct or action taken by such person as a director or officer, whether or not the Company would have the power to indemnify such person under the Delaware General Corporation Law. We currently have no insurance policy covering any of our directors and officers.

Our bylaws also provide that expenses including reasonable attorneys' fees incurred by any of our directors and officers in defending any legal proceeding may be paid by the Company in advance of its final disposition upon an undertaking by such person to repay to the Company the advanced amount if it is determined such person is not entitled to indemnification.

Our bylaws also provide that these provisions for indemnification and expense advancement shall, unless otherwise provided when authorized, continue for any person who has ceased to be a director or officer and also shall inure to the benefit of the heirs, executors and administrators of such a person.

Item 7. Exemption From Registration.

Not applicable.

Item 8. Exhibits.

The Exhibits accompanying this Registration Statement are listed on the following Index to Exhibits.

Item 9. Undertakings.

1. The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference herein;

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(d) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in any primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer of sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 28th day of March, 2016.

FISION Corporation

By:	/s/ Michael Brown
Michael Brown
Chief Executive Officer

By:	/s/ Garry Lowenthal
Garry Lowenthal
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The following two persons comprise all members of the Board of Directors of the Company.

Name	Title (Position With Company)	Date

/s/ Michael Brown	Chief Executive Officer, Chairman of the Board of	March 28, 2016
Michael Brown	Directors and Director (Principal Executive Officer)

/s/ Garry Lowenthal	Executive Vice President, Chief Financial Officer	March 28, 2016
Garry Lowenthal	and Director (Principal Financial and Accountiing Officer)

INDEX TO EXHIBITS

Exhibit No.	Title

5.1	Opinion of Robert O. Knutson Attorney at Law (filed herewith)

10.1	2016 Equity Incentive Plan (filed herewith)

23.1	Consent of Patrick D. Heyn, CPA, P.A. (filed herewith)

23.2	Consent of Robert O. Knutson, Attorney at Law (included in Exhibit 5.1)